Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of TWFG, Inc., of our report dated April 12, 2024, relating to the financial statements of TWFG Holding Company, LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
June 24, 2024